EXHIBIT 99.1

CUSIP# 678046 10 3 Amex: BQI

NEWS RELEASE

Date: January 17, 2011

Oilsands Quest Establishes “At-the-Market” Equity Financing Program

Calgary, Alberta -- Oilsands Quest Inc. (NYSE Amex: BQI) (“Oilsands Quest” or the “Company”) has entered into an equity distribution agreement (“Agreement”) with Knight Capital Americas, L.P. (“KCA”), a subsidiary of Knight Capital Group, Inc. Under the terms of the Agreement, Oilsands Quest may offer and sell shares of its common stock by way of “at-the-market” distributions on NYSE Amex, up to a maximum of US$20 million over the next 12 months, through KCA as sales agent. The shares will be distributed at market prices prevailing at the time of each sale; prices may therefore vary between purchasers and during the period of distribution.  The timing and price of any sale of shares and the number of shares actually sold are at the discretion of Oilsands Quest and the number of shares sold on any given day is expected to be relatively small compared to the total volume of shares traded.

The shares will be offered under a prospectus supplement dated January 14, 2011 describing the program, which was filed pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”).  The prospectus supplement has been also filed with the Alberta Securities Commission on SEDAR pursuant to National Instrument 71-101, The Multijurisdictional Disclosure System. The shares issued in the program will not be offered in Canada or through the means of any Canadian exchange or over-the-counter market.

Funds raised from this program will be used to finance a re-abandonment program of approximately 26 core holes in the Axe Lake area and general corporate purposes. The near-term priorities at Axe Lake are to convert the existing oil sands permits to a long-term lease and to continue with the core hole re-abandonment program.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any shares of Oilsands Quest’s common stock. A copy of the prospectus supplement and prospectus relating to the offering through the equity distribution program may be obtained by contacting KCA at the following address:

Equity Capital Markets
Knight Capital Americas, L.P.
320 Park Ave, 15th Floor
New York, NY 10022
Attn: Gene Ziegler
Ph:  212-209-1476

Or at: http://www.knight.com

CUSIP# 678046 10 3 Amex: BQI

Cautionary Statement about Forward-Looking Statements
This news release includes certain statements that may be deemed to be “forward-looking statements.” All statements, other than statements of historical facts, included in this news release that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Also, forward-looking statements are frequently indicated by words such as "plan", "believe", "estimate", and other similar words, or statements that certain events or conditions "may" "will" or "could" occur. Forward-looking statements, such as the plan to sell a maximum of $20 million shares of common stock over the next 12 months, are based on the opinions of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to risks inherent in the oil sands industry, regulatory, financing and economic risks, and risks associated with the Company's ability to implement its business plan. There are uncertainties inherent in forward-looking information, including factors beyond Oilsands Quest's control, and no assurance can be given that the programs will be completed on time, on budget or at all. For a description of the risks and uncertainties facing the Company and its business and affairs, readers should refer to the Company's Annual Report on Form 10-K for the year ended April 30, 2010, and subsequent quarterly reports on Form 10-Q available on http://www.sedar.com and http://www.sec.gov.

Oilsands Quest undertakes no obligation to update forward-looking information if circumstances or management's estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring and developing oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first commercial oil sands discovery.  It is leading the establishment of the province of Saskatchewan's emerging oil sands industry.

For more information:

Garth Wong
Chief Financial Officer
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941